Exhibit 99.1
FOR IMMEDIATE RELEASE

SABRA REPORTS SECOND QUARTER 2014 RESULTS; REPORTS INCREASES IN NORMALIZED FFO AND NORMALIZED AFFO PER SHARE OF 39% AND 29%, RESPECTIVELY, OVER SECOND QUARTER 2013; ANNOUNCES OVER $500.0 MILLION OF COMMITMENTS FOR NEW UNSECURED REVOLVER

IRVINE, CA, July 30, 2014 — Sabra Health Care REIT, Inc. (“Sabra,” the “Company” or “we”) (NASDAQ:SBRA) today announced results of operations for the second quarter of 2014 and over $500.0 million of commitments for new unsecured revolving credit facility.

RECENT HIGHLIGHTS

•
For the second quarter of 2014, Normalized FFO, Normalized AFFO and net income (loss) attributable to common stockholders per diluted common share were $0.57, $0.53 and $0.28, respectively, compared to $0.41, $0.41 and $(0.09), respectively, for the second quarter of 2013.

•	During the second quarter of 2014, revenues increased 33% over the same period in 2013, from $32.3 million to $43.0 million.

•
During the second quarter of 2014, we purchased an assisted living facility with a total of 140 beds/units for a total of $23.8 million, which included the assumption of $14.1 million of HUD-insured mortgage indebtedness.

•
During the second quarter of 2014, we funded three preferred equity investments for a total of $6.4 million. These investments are for the development and completion of two memory care facilities and one senior housing facility with a total of 267 beds/units.

•	During the second quarter of 2014, we repaid $29.8 million of existing variable rate mortgage indebtedness, having an interest rate of 5.0% per annum, with borrowings on our revolving credit facility.

•
During the second quarter of 2014, we completed an underwritten public offering of 8.1 million newly issued shares of common stock at a price to the public of $28.35 per share, providing net proceeds, before expenses, of $219.1 million. The proceeds of this offering were used to repay outstanding borrowings on our revolving credit facility and for general corporate purposes.

•	On July 7, 2014, we funded a preferred equity investment for the completion of a memory care facility located outside of San Antonio, Texas for $4.5 million.

•
On July 11, 2014, we agreed to terms on a $15.5 million mezzanine loan with affiliates of Meridian ALZ Investors, LLC ("Meridian") in connection with our previously announced pipeline agreement with Meridian. The proceeds of the mezzanine loan will be used to repay our existing preferred equity investment in an affiliate of Meridian totaling $8.3 million (including accrued and unpaid preferred returns), resulting in a net investment by us of $7.2 million.

•
On July 17, 2014, we funded an additional $2.2 million under the Forest Park Medical Center-Fort Worth construction loan, bringing our total investment for calendar year 2014 for this construction loan to $49.9 million.

•
As of July 30, 2014, we have received lender commitments totaling over $500.0 million for a new unsecured revolving credit facility. The total availability under the agreement is expected to be $500.0 million with an accordion feature for up to $250.0 million of additional capacity. The terms will include a four year term with a 1 year extension option and improvements in pricing across the pricing matrix including an improvement of 90 basis points based on our leverage as of June 30, 2014.

•
On July 30, 2014, our board of directors declared a quarterly cash dividend of $0.38 per share of common stock. The dividend will be paid on August 29, 2014 to common stockholders of record as of the close of business on August 15, 2014.

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•
Also on July 30, 2014, our board of directors declared a quarterly cash dividend of $0.4453125 per share of Series A Preferred Stock. The dividend will be paid on August 29, 2014 to preferred stockholders of record as of the close of business on August 15, 2014.

Commenting on the second quarter results and recent acquisitions, Rick Matros, CEO and Chairman, said, "We saw strong quarter over quarter growth which we expect to continue given our investment activity to date. Investment activity projected for the year is on target and we reaffirm guidance for 2014. We remain focused on improving our private pay percentage pushing toward 50% over time. Rent coverage, occupancy, and skilled mix for our skilled portfolio was negatively impacted in the first quarter by weather, with the primary impact being on therapy services, as difficulty in getting to the centers disrupted therapist schedules. Despite weather issues, Genesis fixed charge coverage was stable at 1.24x. Our senior housing portfolio experienced good occupancy improvement with stable rent coverage."
Performance for the Second Quarter of 2014
During the second quarter of 2014:

•	We recognized revenues of $43.0 million compared to $32.3 million during the second quarter of 2013.

•
We recognized Normalized FFO of $25.1 million ($0.57 per diluted common share), FFO of $22.0 million ($0.50 per diluted common share), Normalized AFFO of $23.6 million ($0.53 per diluted common share) and AFFO of $23.5 million ($0.53 per diluted common share) compared to Normalized FFO of $15.6 million ($0.41 per diluted common share), FFO of $5.0 million ($0.13 per diluted common share), Normalized AFFO of $15.7 million ($0.41 per diluted common share) and AFFO of $5.6 million ($0.15 per diluted common share) for the same period in 2013.

•	We recognized EBITDA of $35.5 million and Adjusted EBITDA of $35.0 million compared to $17.7 million and $28.9 million, respectively, during the second quarter of 2013.

•
Net income attributable to common stockholders was $12.2 million ($0.28 per diluted common share), compared to net loss attributable to common stockholders of $(3.2) million ($(0.09) per diluted common share) for the same period in 2013.

•	We generated $27.7 million of cash from operating activities compared to $1.4 million during the same period of 2013.

•	EBITDARM Coverage and EBITDAR Coverage for our consolidated portfolio were 1.63x and 1.24x, respectively, for the trailing twelve months ended June 30, 2014.
LIQUIDITY
As of June 30, 2014, we had approximately $304.5 million of liquidity, consisting of unrestricted cash and cash equivalents of $15.0 million (excluding cash and cash equivalents associated with a consolidated joint venture) and available borrowings of $289.5 million under our revolving credit facility. As of June 30, 2014, we also had $55.2 million available under our at-the-market (ATM) common stock offering program.
CONFERENCE CALL AND COMPANY INFORMATION
A conference call to discuss the 2014 second quarter results will be held on Thursday, July 31 at 10:00am Pacific Time. The dial in number for the conference call is (888) 329-8877 and the participant code is “Sabra.” A replay of the call will also be available immediately following the call and for 30 days by dialing (888) 203-1112, and using pass code 1063605. The Company’s supplemental information package for the second quarter will also be available on the Company’s website in the “Investor Relations” section.
ABOUT SABRA
As of June 30, 2014, Sabra’s investment portfolio included 130 real estate properties held for investment and leased to operators/tenants under triple-net lease agreements (consisting of (i) 102 skilled nursing/post-acute facilities, (ii) 26 senior housing facilities, and (iii) two acute care hospitals), 12 debt investments (consisting of (i) four mortgage loans, (ii) three construction loans, (iii) one mezzanine loan, and (iv) four pre-development loans) and five preferred equity investments. Included in the 130 real estate properties held for investment is one 100% owned, senior housing facility leased to a 50%/50% RIDEA-compliant joint venture tenant. As of June 30, 2014, Sabra’s real estate properties were located in 28 states and included 13,550 licensed beds/units.
FORWARD-LOOKING STATEMENTS SAFE HARBOR
This release contains “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified, without limitation, by the use of “expects,” “believes,” “intends,” “should” or comparable terms or the negative thereof. Forward-looking statements in this release include all statements regarding our expectations concerning

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our acquisition pipeline, future results of operations, our outlook for the full year 2014 and a new unsecured revolving credit facility.
Our actual results may differ materially from those projected or contemplated by our forward-looking statements as a result of various factors, including, among others, the following: our dependence on Genesis HealthCare LLC ("Genesis"), the parent company of Sun Healthcare Group, Inc., until we are able to further diversify our portfolio; our dependence on the operating success of our tenants; changes in general economic conditions and volatility in financial and credit markets; the dependence of our tenants on reimbursement from governmental and other third-party payors; the significant amount of and our ability to service our indebtedness; covenants in our debt agreements that may restrict our ability to make investments, incur additional indebtedness and refinance indebtedness on favorable terms; increases in market interest rates; our ability to raise capital through equity financings; the relatively illiquid nature of real estate investments; competitive conditions in our industry; the loss of key management personnel or other employees; the impact of litigation and rising insurance costs on the business of our tenants; uninsured or underinsured losses affecting our properties and the possibility of environmental compliance costs and liabilities; our ability to maintain our status as a REIT; compliance with REIT requirements and certain tax matters related to our status as a REIT; and other factors discussed from time to time in our news releases, public statements and/or filings with the Securities and Exchange Commission (the “SEC”), especially the “Risk Factors” sections of our Annual and Quarterly Reports on Forms 10-K and 10-Q. In addition, the lender commitments we have received for a new unsecured revolving credit facility are non-binding and are subject to the parties’ negotiation of final terms, and there is no assurance that we will enter into any new unsecured revolving credit facility on the terms set forth in this release or at all. Forward-looking statements made in this press release are not guarantees of future performance, events or results, and you should not place undue reliance on these forward-looking statements, which speak only as of the date hereof. We assume no, and hereby disclaim any, obligation to update any of the foregoing or any other forward-looking statements as a result of new information or new or future developments, except as otherwise required by law.

TENANT AND BORROWER INFORMATION
This release includes information regarding each of our tenants that lease properties from us and our borrowers. The information related to our tenants and borrowers that is provided in this release has been provided by the tenants and borrowers. We have not independently verified this information. We have no reason to believe that such information is inaccurate in any material respect. We are providing this data for informational purposes only.
NOTE REGARDING NON-GAAP FINANCIAL MEASURES
This release includes the following financial measures defined as non-GAAP financial measures by the SEC: EBITDA, Adjusted EBITDA, funds from operations (“FFO”), Normalized FFO, Adjusted FFO (“AFFO”), Normalized AFFO, FFO per diluted common share, Normalized FFO per diluted common share, AFFO per diluted common share and Normalized AFFO per diluted common share. These measures may be different than non-GAAP financial measures used by other companies, and the presentation of these measures is not intended to be considered in isolation or as a substitute for financial information prepared and presented in accordance with U.S. generally accepted accounting principles. An explanation of these non-GAAP financial measures is included under “Reporting Definitions” in this release, and reconciliations of these non-GAAP financial measures to the GAAP financial measures we consider most comparable are included under “Reconciliations of EBITDA, Adjusted EBITDA, Funds from Operations (FFO), Normalized FFO, Adjusted Funds from Operations (AFFO) and Normalized AFFO” in this release.
CONTACT
Investor & Media Inquiries: (949) 679-0410

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 SABRA HEALTH CARE REIT, INC.
FINANCIAL HIGHLIGHTS
(dollars in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenues	$42,973	$32,275	$83,823	$64,297
EBITDA	$35,545	$17,703	$48,708	$45,508
Adjusted EBITDA	$35,047	$28,853	$70,044	$56,158
Net income (loss) attributable to common stockholders	$12,241	$(3,185)	$2,377	$6,068
FFO	$21,996	$5,037	$21,482	$22,536
Normalized FFO	$25,053	$15,557	$46,772	$33,056
AFFO	$23,527	$5,644	$23,851	$22,203
Normalized AFFO	$23,609	$15,656	$44,729	$32,215
Per common share data:
Diluted EPS	$0.28	$(0.09)	$0.06	$0.16
Diluted FFO	$0.50	$0.13	$0.51	$0.60
Diluted Normalized FFO	$0.57	$0.41	$1.12	$0.87
Diluted AFFO	$0.53	$0.15	$0.57	$0.58
Diluted Normalized AFFO	$0.53	$0.41	$1.06	$0.84

Net cash flow from operations	$27,714	$1,383	$28,921	$22,986

	June 30, 2014	December 31, 2013
Real Estate Portfolio
Total Equity Investments (1) (#)	130	121
Total Equity Investments, gross ($)	$1,205,821	$1,066,242
Total Licensed Beds/Units	13,550	12,468
Weighted Average Remaining Lease Term (in months)	123	131
Total Debt Investments (#)	12	10
Total Debt Investments, gross ($) (2)	$211,089	$177,592
Total Preferred Equity Investments (#)	5	2
Total Preferred Equity Investments, gross ($)	$14,921	$7,784
	Twelve Months Ended June 30, 2014	Twelve Months Ended June 30, 2013
EBITDARM Coverage (3)	1.63x	1.77x
EBITDAR Coverage (3)	1.24x	1.34x
	June 30, 2014	December 31, 2013
Debt
Book Value
Fixed Rate Debt	$675,400	$469,090
Variable Rate Debt	—	222,140
Total Debt	$675,400	$691,230
Weighted Average Effective Rate
Fixed Rate Debt	5.17%	6.14%
Variable Rate Debt	—%	3.88%
Total Debt	5.17%	5.41%

% of Total
Fixed Rate Debt	100.0%	67.9%
Variable Rate Debt	—%	32.1%
Total Debt	100.0%	100.0%

Availability Under Revolving Credit Facility:	$289,455	$135,126
Available Liquidity (Unrestricted Cash, excluding Cash Associated with a Consolidated Joint Venture, and Availability Under Revolving Credit Facility)	$304,456	$139,434

(1) Included in equity investments is one senior housing facility leased to a 50%/50% RIDEA-compliant joint venture tenant.
(2) Total Debt Investments, gross consists of principal of $210.0 million plus capitalized origination fees of $1.1 million.
(3) EBITDARM and EBITDAR and related coverages for facilities with new tenants/operators are only included in periods subsequent to our acquisition of the facilities and exclude the impact of strategic disposition candidates, non-stabilized properties and facilities leased to RIDEA-compliant joint venture tenants. All facility financial performance data are presented one quarter in arrears.

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SABRA HEALTH CARE REIT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenues:
Rental income	$37,485	$31,518	$73,578	$62,993
Interest and other income	5,488	757	10,245	1,304

Total revenues	42,973	32,275	83,823	64,297

Expenses:
Depreciation and amortization	9,755	8,222	19,105	16,468
Interest	10,994	10,143	22,128	20,145
General and administrative	7,926	3,422	13,779	8,139

Total expenses	28,675	21,787	55,012	44,752

Other (expense) income:
Loss on extinguishment of debt	(162)	(9,750)	(22,296)	(9,750)
Other income (expense)	660	(1,400)	960	(900)

Total other income (expense)	498	(11,150)	(21,336)	(10,650)

Net income (loss)	14,796	(662)	7,475	8,895

Net loss attributable to noncontrolling interests	5	—	23	—

Net income (loss) attributable to Sabra Health Care REIT, Inc.	14,801	(662)	7,498	8,895

Preferred stock dividends	(2,560)	(2,523)	(5,121)	(2,827)

Net income (loss) attributable to common stockholders	$12,241	$(3,185)	$2,377	$6,068

Net income (loss) attributable to common stockholders, per:

Basic common share	$0.28	$(0.09)	$0.06	$0.16

Diluted common share	$0.28	$(0.09)	$0.06	$0.16

Weighted-average number of common shares outstanding, basic	43,655,292	37,357,112	41,324,795	37,321,813

Weighted-average number of common shares outstanding, diluted	44,096,297	37,357,112	41,791,470	37,789,804

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SABRA HEALTH CARE REIT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)

	June 30, 2014	December 31, 2013
	(unaudited)
Assets
Real estate investments, net of accumulated depreciation of $169,763 and $151,078 as of June 30, 2014 and December 31, 2013, respectively	$1,036,312	$915,418
Loans receivable and other investments, net	225,787	185,293
Cash and cash equivalents	15,085	4,308
Restricted cash	6,125	5,352
Deferred tax assets	24,212	24,212
Prepaid expenses, deferred financing costs and other assets	68,990	63,252
Total assets	$1,376,511	$1,197,835

Liabilities
Mortgage notes	$125,400	$141,328
Secured revolving credit facility	—	135,500
Senior unsecured notes	550,000	414,402
Accounts payable and accrued liabilities	21,084	22,229
Tax liability	24,212	24,212
Total liabilities	720,696	737,671

Equity
Preferred stock, $.01 par value; 10,000,000 shares authorized, 5,750,000 shares issued and outstanding as of June 30, 2014 and December 31, 2013	58	58
Common stock, $.01 par value; 125,000,000 shares authorized, 47,263,151 and 38,788,745 shares issued and outstanding as of June 30, 2014 and December 31, 2013, respectively	473	388
Additional paid-in capital	760,258	534,639
Cumulative distributions in excess of net income	(104,951)	(74,921)
Total Sabra Health Care REIT, Inc. stockholders’ equity	655,838	460,164
Noncontrolling interests	(23)	—
Total equity	655,815	460,164
Total liabilities and equity	$1,376,511	$1,197,835

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SABRA HEALTH CARE REIT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Six Months Ended June 30,
	2014	2013
Cash flows from operating activities:
Net income	$7,475	$8,895
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19,105	16,468
Non-cash interest income adjustments	140	12
Amortization of deferred financing costs	1,872	1,589
Stock-based compensation expense	4,792	3,933
Amortization of premium	(33)	(401)
Loss on extinguishment of debt	1,418	508
Straight-line rental income adjustments	(8,433)	(7,300)
Write-off of straight-line rental income	2,994	—
Change in fair value of contingent consideration	(960)	900
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(1,171)	(1,563)
Accounts payable and accrued liabilities	3,312	1,877
Restricted cash	(1,590)	(1,932)

Net cash provided by operating activities	28,921	22,986

Cash flows from investing activities:
Acquisitions of real estate	(118,389)	(6,175)
Origination and fundings of loans receivable	(38,373)	(25,244)
Preferred equity investment	(6,458)	(5,144)
Additions to real estate	(783)	(226)
Net proceeds from the sale of real estate	—	2,208

Net cash used in investing activities	(164,003)	(34,581)

Cash flows from financing activities:
Proceeds from issuance of senior unsecured notes	350,000	200,000
Principal payments on senior unsecured notes	(211,250)	(113,750)
Proceeds from secured revolving credit facility	80,000	—
Payments on secured revolving credit facility	(215,500)	(92,500)
Proceeds from mortgage notes	57,703	—
Principal payments on mortgage notes	(87,733)	(9,193)
Payments of deferred financing costs	(10,135)	(5,378)
Issuance of preferred stock	—	138,345
Issuance of common stock	219,899	(2,851)
Dividends paid on common and preferred stock	(37,125)	(27,409)

Net cash provided by financing activities	145,859	87,264

Net increase in cash and cash equivalents	10,777	75,669
Cash and cash equivalents, beginning of period	4,308	17,101

Cash and cash equivalents, end of period	$15,085	$92,770

Supplemental disclosure of cash flow information:
Interest paid	$15,298	$19,839

Supplemental disclosure of non-cash transaction:
Assumption of mortgage indebtedness	$14,102	$—

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SABRA HEALTH CARE REIT, INC.
RECONCILIATIONS OF EBITDA, ADJUSTED EBITDA, FUNDS FROM OPERATIONS (FFO), NORMALIZED FFO, ADJUSTED FUNDS FROM OPERATIONS (AFFO) AND NORMALIZED AFFO
(dollars in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Net income (loss)	$14,796	$(662)	$7,475	$8,895
Interest expense	10,994	10,143	22,128	20,145
Depreciation and amortization	9,755	8,222	19,105	16,468
EBITDA	$35,545	$17,703	$48,708	$45,508

Loss on extinguishment of debt	162	9,750	22,296	9,750
Change in fair value of contingent consideration	(660)	1,400	(960)	900
Adjusted EBITDA	$35,047	$28,853	$70,044	$56,158

Net income (loss) attributable to common stockholders	$12,241	$(3,185)	$2,377	$6,068
Depreciation of real estate assets	9,755	8,222	19,105	16,468
Funds from Operations (FFO)	$21,996	$5,037	$21,482	$22,536

Loss on extinguishment of debt	162	9,750	22,296	9,750
Write-off of straight-line rental income	2,895	—	2,994	—
Additional interest on 2018 Notes	—	770	—	770
Normalized FFO	$25,053	$15,557	$46,772	$33,056

FFO	$21,996	$5,037	$21,482	$22,536
Acquisition pursuit costs	187	229	579	426
Stock-based compensation expense	2,279	1,459	4,792	3,933
Straight-line rental income adjustments	(4,247)	(3,617)	(8,433)	(7,300)
Amortization of deferred financing costs	927	823	1,872	1,589
Amortization of debt premiums	—	(202)	(33)	(401)
Change in fair value of contingent consideration	(660)	1,400	(960)	900
Non-cash portion of loss on extinguishment of debt	80	508	1,418	508
Non-cash interest income adjustments	70	7	140	12
Write-off of straight-line rental income	2,895	—	2,994	—
Adjusted Funds from Operations (AFFO)	$23,527	$5,644	$23,851	$22,203

Cash portion of loss on extinguishment of debt	82	9,242	20,878	9,242
Additional interest on 2018 Notes	—	770	—	770
Normalized AFFO	$23,609	$15,656	$44,729	$32,215

Net income (loss) attributable to common stockholders	$0.28	$(0.09)	$0.06	$0.16

FFO	$0.50	$0.13	$0.51	$0.60

Normalized FFO	$0.57	$0.41	$1.12	$0.87

AFFO	$0.53	$0.15	$0.57	$0.58

Normalized AFFO	$0.53	$0.41	$1.06	$0.84

Weighted average number of common shares outstanding, diluted:
Net income (loss)	44,096,297	37,357,112	41,791,470	37,789,804
FFO and Normalized FFO	44,096,297	37,834,496	41,791,470	37,789,804
AFFO and Normalized AFFO	44,335,381	38,190,891	42,075,917	38,125,087

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REPORTING DEFINITIONS

Adjusted EBITDA. The Company uses EBITDA (defined below), adjusted to exclude losses on extinguishment of debt and changes in fair value of contingent consideration ("Adjusted EBITDA"), a non-GAAP financial measure, as a measure of operating performance. By excluding interest expense and losses on extinguishment of debt, Adjusted EBITDA allows investors to measure the Company’s operating performance independent of its capital structure and indebtedness and, therefore, allows for a more meaningful comparison of its operating performance between quarters as well as annual periods and to compare its operating performance to that of other companies, both in the real estate industry and in other industries. The Company believes investors should consider Adjusted EBITDA in conjunction with net income attributable to common stockholders (the primary measure of the Company’s performance) and the other required GAAP measures of its performance, to improve their understanding of the Company’s operating results, and to make more meaningful comparisons of its performance between periods and against other companies. Adjusted EBITDA has limitations as an analytical tool and should be used in conjunction with the Company’s required GAAP presentations. Adjusted EBITDA does not reflect the Company’s historical cash expenditures or future cash requirements for capital expenditures or contractual commitments. Adjusted EBITDA does not represent net income, net income attributable to common stockholders or cash flow from operations as defined by GAAP and it should not be considered as an alternative to those indicators in evaluating operating performance or liquidity. Further, the Company’s computation of Adjusted EBITDA may not be comparable to similar measures reported by other companies.
EBITDA. The real estate industry uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), a non-GAAP financial measure, as a measure of both operating performance and liquidity. The Company uses EBITDA to measure both its operating performance and liquidity. By excluding interest expense, EBITDA allows investors to measure the Company’s operating performance independent of its capital structure and indebtedness and, therefore, allows for a more meaningful comparison of its operating performance between quarters as well as annual periods and to compare its operating performance to that of other companies, both in the real estate industry and in other industries. As a liquidity measure, the Company believes that EBITDA helps investors analyze the Company’s ability to meet its interest payments on outstanding debt. The Company believes investors should consider EBITDA in conjunction with net income attributable to common stockholders (the primary measure of the Company’s performance) and the other required GAAP measures of its performance and liquidity, to improve their understanding of the Company’s operating results and liquidity, and to make more meaningful comparisons of its performance between periods and against other companies. EBITDA has limitations as an analytical tool and should be used in conjunction with the Company’s required GAAP presentations. EBITDA does not reflect the Company’s historical cash expenditures or future cash requirements for capital expenditures or contractual commitments. While EBITDA is a relevant and widely used measure of operating performance and liquidity, it does not represent net income, net income attributable to common stockholders or cash flow from operations as defined by GAAP and it should not be considered as an alternative to those indicators in evaluating operating performance or liquidity. Further, the Company’s computation of EBITDA may not be comparable to similar measures reported by other companies.
EBITDAR. Earnings before interest, taxes, depreciation, amortization and rent (“EBITDAR”) for a particular facility accruing to the operator/tenant of the property (not the Company) for the period presented. The Company uses EBITDAR in determining EBITDAR Coverage. EBITDAR has limitations as an analytical tool. EBITDAR does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments. In addition, EBITDAR does not represent a property's net income or cash flow from operations and should not be considered an alternative to those indicators. The Company receives EBITDAR and other information from its operators/tenants and relevant guarantors and utilizes EBITDAR as a supplemental measure of their ability to generate sufficient liquidity to meet related obligations to the Company. All facility and tenant financial performance data is derived solely from information provided by operators/tenants and relevant guarantors without independent verification by the Company and is presented one quarter in arrears. The Company includes EBITDAR with respect to a property if the property was operated at any time during the period presented subject to a lease with the Company. EBITDAR for facilities with new tenants/operators are only included in periods subsequent to the Company's acquisition of the facilities. EBITDAR excludes the impact of strategic disposition candidates, non-stabilized properties and facilities leased to RIDEA-compliant joint venture tenants.
EBITDAR Coverage. EBITDAR for the trailing 12 month periods prior to and including the period presented divided by the same period cash rent for all of our facilities. Cash rent used for recently acquired facilities and facilities subject to lease restructurings is the first year rental rate excluding any rent concessions or deferrals. EBITDAR Coverage is a supplemental measure of an operator/tenant's ability to meet their cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDAR. All facility and tenant data are derived solely from information provided by operators/tenants and relevant guarantors without independent verification by the Company and are only included for stabilized properties. All such data is presented one quarter in arrears and excludes the impact of strategic disposition candidates, non-stabilized properties and facilities leased to RIDEA-compliant joint venture tenants.
EBITDARM. Earnings before interest, taxes, depreciation, amortization, rent and management fees (“EBITDARM”) for a particular facility accruing to the operator/tenant of the property (not the Company), for the period presented. The Company uses EBITDARM in determining EBITDARM Coverage. The usefulness of EBITDARM is limited by the same factors that limit the usefulness of EBITDAR. Together with EBITDAR, the Company utilizes EBITDARM to evaluate the core operations of the properties by eliminating management fees, which vary based on operator/tenant and its operating structure. All facility financial performance data is derived solely from information provided by operators/tenants and relevant guarantors without independent verification by the Company. All such data is presented one quarter in arrears. The Company includes EBITDARM for a property if it was operated at any time during the period presented subject to a lease with the Company. EBITDARM for facilities with new tenants/operators are only included in periods subsequent to our acquisition of the facilities. EBITDARM excludes the impact of strategic disposition candidates, non-stabilized properties and facilities leased to RIDEA-compliant joint venture tenants.

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REPORTING DEFINITIONS

EBITDARM Coverage. EBITDARM for the trailing 12 month periods prior to and including the period presented divided by the same period cash rent. Cash rent used for recently acquired facilities and facilities subject to lease restructurings is the first year rental rate excluding any rent concessions or deferrals. EBITDARM coverage is a supplemental measure of a property's ability to generate cash flows for the operator/tenant (not the Company) to meet the operator's/tenant's related cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDARM. All facility and tenant data are derived solely from information provided by operators/tenants and relevant guarantors without independent verification by the Company and are only included for stabilized properties. All such data is presented one quarter in arrears and excludes the impact of strategic disposition candidates, non-stabilized properties and facilities leased to RIDEA-compliant joint venture tenants.
Funds From Operations (“FFO”) and Adjusted Funds from Operations (“AFFO”). The Company believes that net income attributable to common stockholders as defined by GAAP is the most appropriate earnings measure. The Company also believes that Funds From Operations, or FFO, as defined in accordance with the definition used by the National Association of Real Estate Investment Trusts (“NAREIT”), and Adjusted Funds from Operations, or AFFO (and related per share amounts) are important non-GAAP supplemental measures of the Company's operating performance. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income attributable to common stockholders, as defined by GAAP. FFO is defined as net income attributable to common stockholders, computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization and impairment charges. AFFO is defined as FFO excluding non-cash revenues (including, but not limited to, straight-line rental income adjustments and write-offs, non-cash interest income adjustments and amortization of debt premium), non-cash expenses (including, but not limited to, stock-based compensation expense, amortization of deferred financing costs and amortization of debt discounts) and acquisition pursuit costs. The Company believes that the use of FFO and AFFO (and the related per share amounts), combined with the required GAAP presentations, improves the understanding of the Company's operating results among investors and makes comparisons of operating results among real estate investment trusts more meaningful. The Company considers FFO and AFFO to be useful measures for reviewing comparative operating and financial performance because, by excluding gains or losses from real estate dispositions, impairment charges and real estate depreciation and amortization, and, for AFFO, by excluding non-cash revenues (including, but not limited to, straight-line rental income adjustments and write-offs, non-cash interest income adjustments and amortization of debt premium), non-cash expenses (including, but not limited to, stock-based compensation expense, amortization of deferred financing costs and amortization of debt discounts) and acquisition pursuit costs, FFO and AFFO can help investors compare the operating performance of the Company between periods or as compared to other companies. While FFO and AFFO are relevant and widely used measures of operating performance of real estate investment trusts, they do not represent cash flows from operations or net income attributable to common stockholders as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO and AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of FFO and AFFO may not be comparable to FFO and AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define AFFO differently than the Company.
Normalized FFO and AFFO. Normalized FFO represents FFO adjusted for certain income and expense items that the Company does not believe are indicative of its ongoing operating results. Normalized AFFO represents AFFO adjusted for one-time start-up costs and certain income and expense items that the Company does not believe are indicative of its ongoing operating results. The Company considers normalized FFO and AFFO to be a useful measure to evaluate the Company’s operating results excluding start-up costs and non-recurring income and expenses. Normalized FFO and AFFO can help investors compare the operating performance of the Company between periods or as compared to other companies. Normalized FFO and AFFO do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. Normalized FFO and AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor does it purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of normalized FFO and AFFO may not be comparable to normalized FFO and AFFO reported by other REITs that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define FFO and AFFO or normalized FFO and normalized AFFO differently from the Company.

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